Exhibit 99.2

For Immediate Release

Enanta Pharmaceuticals Announces New Data Presented on Protease Inhibitor ABT-493 at the 21st Conference on Retroviruses and Opportunistic Infections (CROI)

WATERTOWN, Mass., March 4, 2014 — Enanta Pharmaceuticals, Inc., (NASDAQ: ENTA) a research and development-focused biotechnology company dedicated to creating small molecule drugs in the infectious disease field, today announced that new in vitro data on ABT-493, a potent NS3/4 protease inhibitor, was presented today during a poster session at the 21st Conference on Retroviruses and Opportunistic Infections (CROI) in Boston.

ABT-493 is a next-generation HCV NS3/4A protease inhibitor identified within the Enanta-AbbVie collaboration. Designed to enable once-daily dosing without ritonavir, ABT-493 is expected to be co-formulated with AbbVie’s next-generation NS5A inhibitor, ABT-530.

Data from poster number 636 titled “ABT-493, a Potent HCV NS3/4 Protease Inhibitor with Broad Genotypic Coverage”, demonstrates that ABT-493 has a substantially improved in vitro profile compared to earlier generation HCV NS3/4A protease inhibitors and displays potent and broad genotypic activity in genotypes 1a, 1b, 2a, 3a, 4a and 6a, against which many other HCV NS3/4A protease inhibitors have significantly lower potency. In vitro ABT-493 retains potency against most of the clinically important resistance-associated variants in genotype 1 and is fully active against variants resistant to NS5A or NS5B inhibitors. It demonstrates additive to synergistic antiviral activity in vitro when combined with next-generation NS5A inhibitor ABT-530.

About Enanta

Enanta Pharmaceuticals is a research and development-focused biotechnology company that uses its robust chemistry-driven approach and drug discovery capabilities to create small molecule drugs in the infectious disease field. Enanta is discovering, and in some cases developing, novel inhibitors designed for use against the hepatitis C virus (HCV). These inhibitors include members of the direct acting antiviral (DAA) inhibitor classes – protease (partnered with AbbVie), NS5A (partnered with Novartis) and nucleotide polymerase – as well as a host-targeted antiviral (HTA) inhibitor class targeted against cyclophilin. Additionally, Enanta has created a new class of antibiotics, called Bicyclolides, for the treatment of multi-drug resistant bacteria, with a focus on developing an intravenous and oral treatment for hospital and community MRSA (methicillin-resistant Staphylococcus aureus) infections.

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Forward Looking Statement

This press release contains forward-looking statements, including with respect to our expectation regarding how ABT-493 will be co-formulated with ABT-530 and the prospects for ABT-493’s activity against multiple genotypes of HCV. Statements that are not historical facts are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect actual results include results of further preclinical and clinical studies of ABT-493-containing regimens, the development, regulatory and marketing efforts of AbbVie (our collaborator on ABT-493 and on our collaboration’s initial protease inhibitor, ABT-450), and clinical development and marketing efforts of others for competitive product candidates. Enanta cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Enanta undertakes no obligation to update or revise these statements, except as may be required by law.

Investor Contact

Carol Miceli

Enanta Pharmaceuticals, Inc.

617-607-0710

cmiceli@enanta.com

Media Contact

Kari Watson

MacDougall Biomedical Communications

781-235-3060

kwatson@macbiocom.com

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